UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2007

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ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

1811 Bering Drive, Suite 200
Houston, Texas 77057
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition

On May 2, 2007 (after the close of market), ICO, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2007. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 7.01     Regulation FD Disclosure

During a conference call with investors on May 3, 2007, A. John Knapp, Jr., the Company’s President and Chief Executive Officer, and Jon C. Biro, the Company’s Chief Financial Officer and Treasurer, made certain statements that may be of interest to investors, addressing the topics summarized below.

Certain matters discussed in the conference call and summarized below are “forward-looking statements,” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, restrictions imposed by the Company’s outstanding indebtedness, changes in the cost and availability of polymers, demand for the Company's services and products, business cycles and other industry conditions, the Company's ability to manage inventory, the Company’s ability to develop technology and proprietary know-how, the Company’s lack of asset diversification, its ability to attract and retain key personnel, litigation risks, risks related to the Company’s former oilfield services business, international risks, operational risks, and other factors detailed in our form 10-K for the fiscal year ended September 30, 2006. The factors discussed on the conference call could cause actual results and developments to be materially different from those expressed in the call. Any forward-looking statements made during the conference call and/or summarized below are only made as of the date of the call, and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Year-Over-Year Comparison: Q2 Fiscal Year 2007 vs. Q2 Fiscal Year 2006

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The Company’s financial results for the second fiscal quarter were, by a wide margin, a record in terms of revenues, operating income, operating margin (which was 7.3%) and earnings per share. Furthermore, we believe the momentum that developed through the course of the quarter ended March 31, 2007 will continue into our third fiscal quarter.

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Compared to the second quarter of fiscal year 2006, our revenues increased 19% or $15.2 million to $94.7 million for the quarter. This was a result of the growth in sales and service volumes, stronger foreign currencies, and to a lesser extent, the combination of higher average prices and a change in product sales mix. Volumes grew just under 3% year-over-year driven by growth in our Australasian region, especially in Australia, and growth in Europe. Partially offsetting these improvements was a decline in volumes for our Bayshore Industrial operation during the quarter. If Bayshore Industrial’s volumes had been consistent year-over-year, our volumes would have grown 8% year-over-year, and that’s the kind of growth rate we are working and expecting to achieve in the future.

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Gross margins were down from 19.3% in the second quarter of fiscal year 2006 to 18.3% in the same quarter in 2007. Much of this decline was due to the growth in product sales revenues relative to service revenues which will tend to lead to lower overall gross margins. Offsetting these factors was a modest improvement in feedstock margins relating to our product sales.

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Operating income increased $2.0 million or 42% to $6.9 million. This improvement was driven by the growth in product sales volumes, an increase in service revenues, and stronger foreign currencies which had a positive $300,000 impact. The quarter also benefited from a $700,000 gain on sale of some real estate in Europe included on the “Impairment restructuring and other costs or income” line on our income statement. This item, however, was offset by $600,000 of severance expenses primarily in Europe for management changes we made during the quarter which caused sales, general and administrative (“SG&A”) expense to increase by the same amount of $600,000 or 6% for the quarter.

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As compared with the same quarter in the prior fiscal year, Interest expense was higher by $300,000 or 49% due to the debt we incurred to redeem approximately 86% of our preferred stock in the quarter ended December 31, 2006.

•	As compared with the same quarter in the prior fiscal year, pre-tax income was up $1.8 million or 41% to $6.1 million.

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Our effective tax rate was relatively low, at 10% in the second quarter of fiscal year 2007, compared to 32% in the second quarter of the prior year. This was a result of reversing a deferred tax asset valuation allowance for a formerly money-losing operation that is now profitable. This adjustment provided a $1.4 million benefit ($.05 per common share) during the quarter.

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Income from continuing operations during the quarter was $5.5 million, up $2.5 million or 85% from the prior fiscal year. Diluted earnings per share (“EPS”) was $.20 from continuing operations, compared to $.09 last year. During the second quarter, we recorded insurance proceeds resulting to a settlement with our insurance carrier relating to the previously announced National Oilwell Varco settlement, and recognized a $1.5 million gain, net of income tax through discontinued operations. We generated net income of $7 million during the second fiscal quarter, including discontinued operations, or $.26 per fully diluted common share.

Sequential Comparison: Q1 Fiscal Year 2007 vs. Q4 Fiscal Year 2006

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Comparing our second quarter results to the results of the first quarter ended December 31, 2006, we rebounded sharply. Revenues were up $8.5 million or 10%, almost entirely due to higher sales and service volumes. The volume growth was most notable in Europe and Australasia. In Australasia, growth is being driven by an explosive increase in demand for water storage tanks in Australia due to efforts to combat water shortages in that part of the world. These water tanks tend to be produced with a rotational molding process using the polymer powders we sell into the market. In Europe, the first quarter was slow due to usual seasonal factors, but beyond this fact, demand clearly picked up in second quarter beyond the usual seasonal uptick due to favorable market and economic conditions in Europe.

•	Gross margins were up sequentially from 16.8% in the first quarter to 18.3% in the second quarter, due to higher volumes and higher feedstock margins.

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Comparing first quarter to the second, operating income increased $2.6 million or 60%, to $6.9 million. This was due to the increase in gross profit of $2.9M or 20% due to the higher volumes as well as feedstock margins. In addition to the gross profit increase, the gain on the sale of real estate in Europe contributed to the higher operating income. These items were partially offset by an increase in SG&A of $800,000 or 10%, mostly due to the $600,000 of severance costs.

Outlook

Over the course of the second quarter of fiscal year 2007 our monthly results strengthened, culminating with exceptionally strong results for the month of March 2007. Currently we see this momentum carrying through our third quarter, and therefore we are anticipating very satisfactory operating income in our next fiscal quarter. In the second quarter, resin prices stabilized and in some regions increased modestly; we expect this scenario to continue in our third fiscal quarter. More specifically, we expect that demand will remain robust in our Australasian and European business segments and that Bayshore Industrial’s temporary modest softening bottomed out in the second quarter as well.

Balance Sheet

During the second quarter of fiscal year 2007 our balance sheet strengthened considerably. At March 31, 2007, cash was $1.6 million, total debt was $51.2 million (a drop of $4.9 million during the quarter), and stockholders’ equity ended the quarter at $76.4 million. Stockholders equity increased $8.2 million or $.30 cents per common share during the second quarter. Our debt-to-capitalization ratio improved to 40%. Cash flow from operating activities from continuing operations was $6.6 million, and this amount was offset by capital expenditures net of the real estate sale of $1.5 million.

Operations Update

Mr. Knapp made the following comments regarding volumes, and operations:

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“While measuring our business on volumes alone is not really an accurate measure, as some of the processes we provide are more complicated or value-adding than our commodity size reduction or compounding, and we are striving to build the higher value-added segment of our business, volume is the natural statistic we first review in looking at our business. For the second quarter, our volumes were up almost 3% on an annual basis, with much stronger volumes in Europe and Australasia, and weaker volumes in North America, including Bayshore Industrial. Overall, we are slightly disappointed in the volume figure, as we believe we are positioned for reasonable growth. So, we had hoped to do better.”

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“Those of you who listened to our calls in the past know that I, for one, am a margin fanatic. As I have stated in the past, the people at ICO, who keep our plants working 24 hours a day, often 6 days a week, put forth too much effort, in my opinion, to earn anything less than a 20% gross margin, and a satisfactory return on invested capital. This quarter our margin grew to 18.4% from 16.8% in the first quarter. While we like the trend, we see ample opportunity for improvement.”

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Bayshore Industrial earned over $3 million in operating income in the second quarter of fiscal year 2007, down slightly from the $3.4 million for the same quarter last year. Bayshore Industrial’s results were diminished in the second fiscal quarter due to lower volumes, just as in the first fiscal quarter. While we suspect that some of Bayshore’s customers were continuing to adjust their inventories, we recognize that a slowing North American economy and a competitive market place also contributed to the decline in volumes during the quarter.

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In response to an investor’s question asking about the reasons for the decline in Bayshore’s quarterly earnings, Mr. Knapp noted that Bayshore is in a competitive marketplace for some of its commodity products. Mr. Knapp noted that Bayshore’s existing customers have given Bayshore predictions of their demand for products that Bayshore currently processes for them for the third fiscal quarter, and that If Bayshore’s existing customers simply meet their own projections, management believes that “Bayshore will be very busy during the third fiscal quarter” and “we expect volumes [at Bayshore] to pick up nicely.” Mr. Knapp emphasized his confidence in Bayshore’s management team.

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ICO Polymers North America’s (“IPNA”) tolling and procurement business is strong. IPNA earned $1.75 million in operating income in the second quarter of fiscal year 2007, up from $1.2 million for the same quarter in fiscal year 2006. IPNA’s volumes in the second quarter did not increase as compared with the same quarter in the prior year, although profits increased. Mr. Knapp explained that IPNA’s management team is “focusing on customers where we can truly add value on the theory that if we are selective we will find long term stability with good margins.”

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Business in Australia and Malaysia is great. Quarterly volumes have increased 33% in the Company’s Australasian division, as compared with the same quarter in fiscal year 2006. Operating income in Australia was $1.13 million in the second quarter of fiscal year 2007, as compared to $0.3 million for the same quarter in fiscal year 2006. Furthermore, in fiscal year 2007 the Australasian region is carrying both the start up costs of Dubai, where we expect to start production during the third quarter, and expansion costs in Malaysia, where greatly enhanced production should commence in the fourth quarter.

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Mr. Knapp discussed the Dubai operation, which will be modest in size, and will focus initially on providing product for manufacturing water tanks. We anticipate the facility will also serve as a distribution center for oilfield services products in the future.

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In Australia, demand for our products is driven by need for conservation of water, both residential and agricultural. Some municipalities in Australia now offer subsidies to homeowners who install water tanks. While it is difficult to predict the duration of this enhanced demand, based on our confidence in the market the Company plans to spend $1.2 million for equipment to expand capacity in Australia.

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Europe has just completed an outstanding quarter, earning $2.5 million in the second quarter of fiscal year 2006, compared to $2.0 million for the same quarter last year. Volumes are up by 17%. Mr. Knapp attributed these results to management’s efforts and leadership changes, a stronger European economy, and the rising value of the Euro against the U.S. dollar.

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Operating income in the Company’s Brazilian operation was $113,000 during the quarter, compared to a loss of $200,000 in the same quarter of fiscal year 2006, so the turnaround in the Company’s Brazilian operation is continuing.

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Corporate expenses declined from just over $1.6 million in the second quarter of fiscal year 2006 to $1.5 million in the second quarter of fiscal year 2007, exclusive of stock option expenses of approximately $150,000 during the quarter.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as set forth by specific reference in such a filing.

ITEM 9.01  Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated May 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: May 3, 2007	By:	/s/ Jon C. Biro
	Name:	Jon C. Biro
	Title:	Chief Financial Officer and
Treasurer

Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated May 2, 2007